RENEWAL AND INCREASE PROMISSORY NOTE

$100,000,000.00	February 23, 2007 Baltimore, Maryland

FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of Synovus Bank of Tampa Bay, a Florida banking corporation, together with any other holder hereof (herein, “Holder”), the principal sum of One Hundred Million ($100,000,000.00) and 00/100 Dollars, or so much as is advanced by the Holder from time to time, together with interest thereon from date at the Applicable Rate as defined in the Loan Agreement. For purposes hereof, the “Loan Agreement” shall mean that certain Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and among Synovus Bank of Tampa Bay, a Florida banking corporation f/k/a United Bank and Trust Company and f/k/a United Bank of Pinellas, MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity LLC, MMA Financial Holdings, Inc., and MMA Financial, Inc. All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Loan Agreement. Both principal and interest being payable at 333 Third Ave. N, St. Petersburg, FL in the following manner:

Commencing on the 1st day day of March, 2007 interest only shall be due and payable on the 1st day of each and every month. All unpaid principal shall be due and payable on the 1st day of March, 2009.

The Applicable Rate shall be based upon the average of the Borrowing Group’s Deposit Accounts during the prior twelve month period as follows:

(a) If the average of the Borrower Group’s Deposit Accounts during the previous twelve month period was greater than $50,000,000.00, then the Applicable Rate shall be 30 Day LIBOR + 150 basis points; or

(b) If the average of the Borrower Group’s Deposit Accounts during the previous twelve month period was less than $50,000,000.00, then the Applicable Rate shall be 30 Day LIBOR + 300 basis points.

Thirty Day LIBOR shall be adjusted daily, and interest shall be calculated on a basis of the actual number of days elapsed during the applicable interest payment period over a 360 day year. Notwithstanding anything herein apparently to the contrary, in no event shall the Applicable Rate be less than Four (4%) per cent per annum. Interest shall be adjusted daily, and calculated on a basis of the actual number of days elapsed during the applicable interest payment period over a 360 day year.

Each of said installments, as and when paid, shall be credited by the holder hereof first on the interest then accrued, on said principal sum remaining unpaid, and then in reduction of such unpaid principal.

The makers hereof shall not incur any penalty upon the prepayment of all or any part of the indebtedness evidenced hereby.

If any payment of principal or interest hereby required is overdue for more than 15 days, the holder of this Note may, at its option, and without notice, declare the entire balance of principal then remaining unpaid to be immediately due and payable, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. Upon default in making any payment hereby required, each maker and endorser, jointly and severally, promise to pay all costs and expenses, including reasonable attorney’s fees (including the cost of any appeals), incurred in collecting this Note by legal proceedings or through an attorney.

Interest shall be calculated on all amounts advanced based on the actual number of days said amounts are outstanding. Interest shall be computed on the basis of a year of 360 days and charged for the actual number of days in the payment period.

Time is of the essence hereunder. After default or maturity, the outstanding principal balance owed on this Note shall bear interest at the Default Interest Rate until paid in full. The “Default Interest Rate” shall be the Maximum Rate as hereinafter defined.

This Note has been executed and delivered in, and is to be governed by and construed under the laws of, the State of Florida, as amended, except as modified by the laws and regulations of the United States of America.

The undersigned shall have no obligation to pay interest or payments in the nature of interest in excess of the maximum rate of interest allowed to be contracted for by law, as changed from time to time, applicable to this Note (the “Maximum Rate”). Any interest in excess of the Maximum Rate paid by the undersigned (“excess sum”) shall be credited as a payment of principal, or, if the undersigned so requests in writing, returned to the undersigned, or, if the indebtedness and other obligations evidenced by this Note have been paid in full, returned to the undersigned together with interest at the same rate as was paid by the undersigned during such period. Any excess sum credited to principal shall be credited as of the date paid to Holder. The Maximum Rate varies from time to time and from time to time there may be no specific maximum rate. Holder may, without such action constituting a breach of any obligations to the undersigned, seek judicial determination of the applicable rate of interest, and its obligation to pay or credit any proposed excess sum to the undersigned. In no event shall the Maximum Rate of interest exceed eighteen percent (18%) per annum.

Any payment of principal or interest which is not paid when due, whether upon maturity or acceleration or otherwise as provided herein, shall bear interest at the Default Interest Rate from the due date until paid.

Provided Holder has not exercised its right to accelerate this Note, then the undersigned hereof shall pay Holder a late charge of five percent (5%) of any required payment which is not received by Holder within ten (10) days of when said payment is due. The parties agree that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty.

Acceptance of partial payments or payments marked “payment in full” or “in satisfaction” or words to similar effect shall not affect the duty of the undersigned to pay all obligations due hereunder, and shall not affect the right of Holder to pursue all remedies available to it under any Loan Documents.

The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No action or omission of Holder, including specifically any failure to exercise or forbearance in the exercise of any remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent remedy as to a subsequent event.

The Holder may bring any action or proceeding against the maker of this Note at its option, in the courts of the State of Florida in and for Pinellas County and the United States District Court for the Middle District of Florida and the maker of this Note irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding.

The undersigned hereby consents and submits to the jurisdiction of the courts of the State of Florida, and, notwithstanding its place of residence or organization or the place of execution of this Note, any litigation relating hereto, whether arising in contract or tort, by statute or otherwise, may be brought in (and, if brought elsewhere, may be transferred to) a state court of competent jurisdiction in Pinellas County, Florida and the United States District Court for the Middle District of Florida.

The undersigned and any other person liable for the payment hereof respectively, hereby (a) expressly waive any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consent that Holder may, from time to time and without notice to any of them or demand, (i) extend, rearrange, renew or postpone any or all payments, (ii) release or exchange any part of the collateral for this Note, and/or (iii) release the undersigned (or any co-maker) or any other person liable for payment hereof, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; and (c) agree that Holder, in order to enforce payment of this Note against any of them, shall not be required first to institute any suit or to exhaust any of its remedies against the undersigned (or any co-maker) or against any other person liable for payment hereof or to attempt to realize on any collateral for this Note.

THE HOLDER, THE UNDERSIGNED AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THE LOAN RELATIONSHIP AND NO WAIVER OR LIMITATION OF HOLDER’S RIGHTS UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON BEHALF OF THE RELEVANT PARTY.

The undersigned acknowledges that the above paragraph has been expressly bargained for by Holder as part of the loan evidenced hereby and that, but for the undersigned’s agreement and the agreement of any other person liable for payment hereof thereto, Holder would not have extended the loan for the term and with the interest rate provided herein.

THIS LOAN IS PAYABLE IN FULL ON THE 1st DAY OF MARCH, 2009 AT MATURITY, MAKER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. HOLDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. MAKER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS MAKER MAY OWN, OR MAKER WILL HAVE TO FIND A LENDING INSTITUTION, WHICH MAY BE THE HOLDER WITH RESPECT TO THIS LOAN, WILLING TO LEND MAKER THE MONEY. IF MAKER REFINANCES THIS LOAN AT MATURITY, MAKER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF MAKER OBTAINS REFINANCING FROM THE SAME LENDING INSTITUTION.

MMA CAPITAL CORPORATION, a Michigan corporation

By:_/s/ Anthony Mifsud

Anthony Mifsud _
As Its Senior Vice President _

MMA MORTGAGE INVESTMENT

CORPORATION, a Florida corporation

By:_/s/ Anthony Mifsud

Anthony Mifsud _
As Its Senior Vice President _

MMA CONSTRUCTION FINANCE, LLC

By:_/s/ Anthony Mifsud

Anthony Mifsud _
As Its Senior Vice President _

STATE OF      Maryland      )
COUNTY OF      Anne Arundel      )

The foregoing instrument was acknowledged before me this 22 day of February, 2007, by Anthony Mifsud, as Senior Vice President of MMA CAPITAL CORPORATION, a Michigan corporation, on behalf of

the corporation. He/She is personally known to me or who has produced      —     as identification and who did take an oath.

/s/ Virginia Connolly

Notary Public for State of Maryland

Print Name: Virginia G. Connolly

My Commission Expires: 5/01/08

(Seal)

STATE OF      Maryland      )
COUNTY OF      Anne Arundel      )

The foregoing instrument was acknowledged before me this 22 day of February, 2007, by Anthony Mifsud, as Senior Vice President of MMA MORTGAGE INVESTMENT CORPORATION, a Florida corporation, on

behalf of the corporation. He/She is personally known to me or who has produced      —     as identification and who did take an oath.

/s/ Virginia Connolly

Notary Public for State of Maryland

Print Name: Virginia G. Connolly

My Commission Expires: 5/01/08

(Seal)

STATE OF      Maryland      )
COUNTY OF      Anne Arundel      )

The foregoing instrument was acknowledged before me this 22 day of March, 2007, by Anthony Mifsud, as Senior Vice President of MMA Construction Finance, LLC, a Maryland limited liability

company. He/She is personally known to me or who has produced      —      as identification and who did take an oath.

/s/ Virginia Connolly

Notary Public for State of Maryland

Print Name: Virginia G. Connolly

My Commission Expires: 5/01/08

(Seal)